Exhibit 99.01

FOR IMMEDIATE RELEASE

Versant Contact:

Lee McGrath

Chief Financial Officer

Versant Corporation

1-800-VERSANT

510-789-1500

lmcgrath@versant.com

Versant IR Contact:

Scott Liolios

Liolios Group, Inc.

949-574-3860

scott@liolios.com

Versant Announces Second Quarter 2003 Results

Highlights include signing of new sales channel partnership for real-time and growth in service revenue

Fremont, California, May 28, 2003 - Versant Corporation (NASDAQ: VSNT), today announced its results for the second quarter of 2003.

For the second quarter ended April 30, 2003, the Company reported total revenue of $5.0 million. License revenue for the quarter was $1.7 million, representing 33% of total revenues. Services revenue was $3.3 million. Net loss for the second quarter of 2003 was $771,000, or $0.06 per share.

“We closed a very solid first half which shows revenue and earnings improvement over the comparable period in 2002. Additionally, customer transaction levels for the second quarter of 2003 grew from the first quarter of 2003,” said Nick Ordon, Versant’s President and CEO.  “Noteworthy customer transactions for this quarter include major orders from our embedded software vendor customers including J.D. Edwards and Liquent. The telecommunications sector continued to stabilize with orders from existing customers like MCI and with the addition of several new customers including Avaya and Evolving Systems.”

Comparatively, revenue for Q2 2003 was up 7% over Q2 2002. Operating expense for Q2 2003 decreased from Q2 2002 by $236,000. Net loss per share for Q2 2003 was $0.06 per share an improvement from a net loss of $0.09 per share for Q2 2002.

Key Highlights

“Our real-time initiative continues to gain momentum. We signed a major new channel agreement for our real-time products with Software House, a business unit of Tyco International’s Fire & Security segment. As part of the agreement, we successfully launched the

6539 Dumbarton Circle • Fremont • CA 94555 • USA • Main: (+1) 510 789 1500 • Fax: (+1) 510 789 1515

security version of Versant Real-time Framework as a private labeled product,” said Ordon.

Ordon also said, “Another major highlight for Versant is the growth in our services business. We saw continued quarterly growth in our consulting revenues. In particular, our dedicated WebSphere consulting practice grew for the sixth consecutive quarter.”

Operating Results Outlook

The following statements are projections and forward-looking statements that are based on management’s estimates as of May 28, 2003.  These statements are forward-looking and actual results may differ materially due to various significant risks and uncertainties.  Please see “Forward Looking Statements Involve Risks and Uncertainties” below.

Ordon said, “The Company currently anticipates that third quarter revenue will be in the range of approximately $5.0 to $5.7 million with an estimated negative EPS in the range of approximately $0.07 to $0.03 per share. We expect that our revenues for the second half of fiscal 2003 will increase over our revenues for the same period in 2002. We expect to make continued progress on our real-time initiative with the focus in Q3 on acquiring new customers, potentially including another private label OEM partnership for Versant Real-time Framework.”

About Versant Corporation

Versant Corporation (NASDAQ: VSNT) has led the industry in highly scalable, reliable object management and real-time solutions for complex enterprise-level systems since its founding in 1988. The company’s Object Database Management System (ODBMS) serves as the core database for fraud detection, yield management, real-time data collection and analysis, operation support systems (OSS) and other large-scale applications in the telecommunications, financial services, transportation and defense industries.  Versant manages data for mission-critical systems in use by British Airways, US Government, Financial Times, and other leading Global 1000 companies.  Versant has recently broadened its product line to offer real-time solutions for manufacturing, security and logistics. For more information, call 510-789-1500 or visit www.versant.com.

Forward Looking Statements Involve Risks and Uncertainties

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. These forward-looking statements include those statements in this press release related to Versant’s anticipated future performance and financial expectations for the third quarter and second half of fiscal 2003 (including but not limited to statements regarding anticipated future revenues and per share operating results), statements regarding the economic status of certain market segments or industries of our customers, future customer deployments, and expectations for the acquisition of additional customers (including private label OEM customers) for our real-time solutions. Actual events or results may differ materially from those discussed in or anticipated by the forward-looking statements as a result of various factors. These factors include, but are not limited to, the uncertainty as to the impact and duration of the current economic slowdown and the associated reduction in corporate

IT spending, delays in sales cycles for our products and services, changes in business strategy, uncertainty as to whether the economic environment will improve or worsen, the uncertainty of market demand and future customer adoption of Versant products, changes in operating margins for our products, the uncertainty of demand and the timing of demand for e-business and real-time applications, possible delays in the release of Versant’s new real-time solution offerings and the market acceptance of such offerings, possible delays or failures in establishing strategic OEM and other distribution relationships for our real-time solution offerings, the growth rates of certain market segments, the positioning of the company’s products in those market segments, pricing pressures, the competitive environment in the software industry, and the company’s ability to penetrate markets and successfully manage its costs and operations. These and other related risks are described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Reports on Form 10-K and 10-Q made with the Securities and Exchange Commission. The forward-looking statements included in this press release are made only as of the date of this press release, and the Company has no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

Versant is either a registered trademark or trademark of Versant Corporation in the United States and/or other countries. All other names are a registered trademark or trademark of their respective company in the United States and/or other countries.

Conference Call and Dial-in Information

Versant will host a teleconference to discuss Q2 2003 results today after markets close. The details for the earnings call are as follows:

Date:	May 28th, 2003

Time:	4:30 PM EDT

Dial-in number:	800-473-6123

International:	973-582-2706

Internet Simulcast:	www.viavid.com/detailpage.asp?sid=2036

*Windows Media Player needed for simulcast. Simulcast is voice only.

Call the conference call telephone number 5-10 minutes prior to the start time. An operator will request your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call number, please call the Liolios Group at (949) 574-3860.

A replay of the conference call will be available until May 28, 2004.

Replay number: **	877-519-4471

Internet Simulcast:	same as above

** Enter the playback pass code (3928826) to access the replay

VERSANT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	April 30, 2003	*October 31, 2002
ASSETS

Current assets:
Cash and cash equivalents	$3,693	$4,427
Accounts receivable, net of allowance for doubtful accounts of $218 and $687, respectively	3,318	3,997
Inventory	—	882
Other current assets	531	464
Total current assets	7,542	9,770

Property and equipment, net	1,538	1,890
Other assets	33	21
Intangibles, net of accumulated amortization	437	—
Goodwill	604	240
	$10,154	$11,921

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short term borrowings	$1,000	$—
Current portion of capital lease obligations	—	4
Accounts payable	376	1,292
Accrued liabilities	2,024	3,064
Current portion of deferred revenue	3,336	3,054
Current portion of deferred rent	46	30
Total current liabilities	6,782	7,444

Long-term liabilities, net of current portion:
Long-term portion of deferred revenue	149	529
Long-term portion of deferred rent	347	372
Total long-term liabilities	496	901

Total liabilities	7,278	8,345
Shareholders’ equity:
Convertible preferred stock, no par value	4,912	4,912
Common stock, no par value	53,463	52,790
Accumulated deficit	(55,754)	(54,319)
Accumulated other comprehensive income	255	193
Total shareholders’ equity	2,876	3,576
	$10,154	$11,921

* This financial information was derived from our audited financial statements included in our Form 10-K for the period ended October 31, 2002.

VERSANT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	April 30, 2003	April 30, 2002	April 30, 2003	April 30, 2002
Revenue:
License	$1,662	$2,466	$4,334	$5,994
Services	3,362	2,235	6,539	4,811
Total revenue	5,024	4,701	10,873	10,805

Cost of revenue:
License	78	614	614	1,355
Services	1,848	1,361	3,618	2,639
Amortization of purchased intangibles	24	—	43	—
Total cost of revenue	1,950	1,975	4,275	3,994

Gross profit	3,074	2,726	6,598	6,811

Operating expenses:
Marketing and sales	1,767	1,823	3,893	4,169
Research and development	1,139	1,558	2,409	3,061
General and administrative	970	681	1,818	1,485
Amortization of goodwill	—	50	—	100
Total operating expenses	3,876	4,112	8,120	8,815

Loss from operations	(802)	(1,386)	(1,522)	(2,004)

Other income (expense), net	54	330	134	383

Loss before provision for income taxes	(748)	(1,056)	(1,388)	(1,621)

Provision for income taxes	23	26	47	39

Net loss	$(771)	$(1,082)	$(1,435)	$(1,660)

Basic and diluted net loss per share	$(0.06)	$(0.09)	$(0.11)	$(0.14)

Basic and diluted weighted average common shares	13,642	12,261	13,508	12,196